Exhibit 21.1

Subsidiaries		Jurisdiction
1.	Korn Ferry International S.A.	Argentina
2.	Korn/Ferry International Pty Limited	Australia
3.	Futurestep (Australia) Pty Ltd	Australia
4.	Korn/Ferry International Limited GmbH	Austria
5.	Korn/Ferry International Futurestep (Osrerreich) GmbH	Austria
6.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium
7.	Korn/Ferry International S/C Ltda.	Brazil
8.	Korn/Ferry Canada, Inc.	Canada
9.	Korn/Ferry International Futurestep (Canada) Inc.	Canada
10.	Korn/Ferry International Limited	Ontario, Canada
11.	Korn/Ferry International, S.A.	Chile
12.	Korn/Ferry International (China) Limited	China
13.	Korn/Ferry International Consulting (Beijing) Limited	Beijing, China
14.	Korn/Ferry International Management Consulting (Shanghai) Company Limited	Shanghai, China
15.	Korn/Ferry International A/S	Denmark
16.	Korn/Ferry International Futurestep (Denmark) ApS	Denmark
17.	Korn/Ferry International Oy	Finland
18.	Korn/Ferry International Futurestep (Finland)	Finland

Subsidiaries		Jurisdiction
19.	Korn/Ferry International & Cie, S.N.C.	France
20.	Korn/Ferry International Futurestep (France) SARL	France
21.	Hofman, Herbold & Partner Management Beratung	Germany
22.	Gabriele 7 Vermögensberatungs GmbH	Germany
23.	Hofmann, Herbold & Partners Beteiligungs GmbH	Germany
24.	Korn/Ferry International GmbH	Germany
25.	Korn/Ferry International Futurestep (Deutschland) GmbH	Germany
26.	Korn/Ferry International Futurestep Multimedia Advertising GmbH	Germany
27.	Korn/Ferry International SA	Greece
28.	Korn/Ferry International (Asia Pacific) Limited	Hong Kong
29.	Korn/Ferry International (H.K.) Limited	Hong Kong
30.	Futurestep (Hong Kong) Ltd	Hong Kong
31.	Korn/Ferry International Budapest Personnel Consulting and Service Ltd.	Hungary
32.	Korn/Ferry Consultants (India) Private Limited	India
33.	PT. Korn/Ferry International	Indonesia
34.	Korn/Ferry International Futurestep (Ireland) Ltd	Ireland
35.	Korn/Ferry International S.R.L.	Italy
36.	Korn/Ferry International Futurestep (Italy) S.r.l.	Italy
37.	Nippon Korn/Ferry International	Japan
38.	Futurestep (Japan) K.K.	Japan
39.	Korn/Ferry International (Korea) Limited	Korea
40.	Korn/Ferry International Futurestep (Luxembourg) SARL	Luxembourg

Subsidiaries		Jurisdiction
41.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
42.	Agensi Pekerjaan Korn/Ferry International (Malaysia) Sdn. Bhd.	Malaysia
43.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
44.	Korn/Ferry Internacional del Norte, S.A. de C.V.	Mexico
45.	Korn/Ferry International S.A. de C.V.	Mexico
46.	Postgraduados y Especialistas S.A. de C.V.	Mexico
47.	Servicios Romac S.A. de C.V.	Mexico
48.	Korn/Ferry International B.V.	Netherlands
49.	Korn/Ferry International Futurestep (Holdings) B.V.	Netherlands
50.	John Stork BV	Netherlands
51.	Korn Ferry International NZ Limited	New Zealand
52.	Futurestep (New Zealand) Ltd	New Zealand
53.	Korn/Ferry International A/S	Norway
54.	Korn/Ferry International Futurestep (Norge) AS	Norway
55.	Korn/Ferry International – Peru S.A.	Peru
56.	Korn/Ferry International Sp.z.o.o.	Poland
57.	Korn/Ferry International Pte. Ltd.	Singapore
58.	Futurestep (Singapore) Pte Ltd	Singapore
59.	Korn/Ferry International, spol.s.r.o. LLC	Slovakia
60.	Korn/Ferry International S.A.	Spain

Subsidiaries		Jurisdiction
61.	Korn/Ferry International Futurestep (Espana), S.L.	Spain
62.	Korn/Ferry International AB	Sweden
63.	Korn/Ferry International Futurestep (Sweden) AB	Sweden
64.	Korn/Ferry (Schweiz) AG	Switzerland
65.	REMCO Research & Management Consulting Services S.A.	Switzerland
66.	Korn/Ferry International Futurestep (Schweiz) Gmbh	Switzerland
67.	Korn-Ferry International S.A.	Geneva, Switzerland
68.	Korn-Ferry S.A. (Geneva)	Switzerland
69.	DRF-DR-MIRO Korn/Ferry International	Switzerland
70.	DRF Beteiligungs AG	Switzerland
71.	BGU AG	Switzerland
72.	DR MIRO AG	Switzerland
73.	Korn/Ferry (Thailand) Limited	Thailand
74.	Korn/Ferry International Executive Recruitment (Thailand) Limited	Thailand
75.	Futurestep (UK) Limited	United Kingdom
76.	Korn/Ferry International, Limited	United Kingdom
77.	K/FI (UK) Limited	United Kingdom
78.	Pintab Associates Limited	United Kingdom
79.	Carre, Orban & Partners Ltd.	United Kingdom
80.	Carre, Orban & Partners Two Ltd.	United Kingdom
81.	Continental American Management Corp.	United States

Subsidiaries		Jurisdiction
82.	Strategic Associate Consulting	United States
83.	Korn/Ferry International Holding India	United States, California
84.	Korn/Ferry S.A.	United States, California
85.	Pearson, Caldwell & Farnsworth, Inc.	United States, California
86.	Strategic Compensation Associates	United States, California
87.	Avery & Associates, Inc.	United States, California
88.	KFI-LK, Inc.	United States, Delaware
89.	Korn/Ferry International Futurestep, Inc.	United States, Delaware
90.	Korn/Ferry International Futurestep (Holdings) Inc.	United States, Delaware
91.	Korn/Ferry International Worldwide, Inc.	United States, Delaware
92.	JobDirect.com, Inc.	United States, Delaware
93.	Korn/Ferry Careerlink	United States
94.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
95.	K/F Konexion, C.A.	Venezuela
96.	Korn/Ferry International de Venezuela, C.A.	Venezuela